                                                                   EXHIBIT 10.5

                                LEASE AGREEMENT
                                ---------------

     THIS LEASE is made this 23rd day of May, 1995, by and between FRP Development Corp., a Maryland corporation hereinafter called "Landlord") and Short Run Labels, Inc., a Delaware corporation qualified to do business in the State of Maryland (hereinafter called "Tenant").

                                  WITNESSETH:
                                  -----------

     That for and in consideration of the rent hereinafter reserved, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord the premises described in Section I, upon the following terms:

     1.   Premises.
          ---------

          The premises leased hereby (hereinafter called "Premises") are the 14,640 square feet, more or less, of warehouse and office space outlined in red on the plat attached hereto as Exhibit "A" and made a part hereof, which is part of the building shown thereon located at 812 Oregon Avenue (hereinafter called The Building), which building has a street address of 812 Oregon Avenue, Linthicum, Maryland 21090. Tenant, its agents, employees and invitees shall have the right to use, in common with others entitled thereto, all of the driveways, walkways, parking areas and other common areas and facilities of The Building subject to the exclusive control and management thereof by Landlord.

     2.   Term.
          -----

          The term of this Lease shall begin on June 20, 1995, and shall end at 12 o'clock midnight on June 30, 2000.

     3.   Construction and Alterations.
          -----------------------------

          Tenant shall take occupancy of the Premises in as-is condition.

          Tenant's Construction: Any work in addition to the work specifically enumerated herein required for Tenant's use of the Premises shall be performed by Tenant at its cost and expense after written approval is obtained from Landlord.

     4.   Rent.
          -----

          Tenant shall pay Landlord rents in accordance with the following schedule:

          June 20, 1995 - June 30, 1996     $8,400.00 per month      103,600
          July 01, 1996 - June 30, 1997     $8,600.00 per month      103,200
          July 01, 1997 - June 30, 1998     $8,850.00 per month      106,200
          July 01, 1998 - June 30, 1999     $9,000.00 per month      108,000
          July 01, 1999 - June 30, 2000     $9,300.00 per month      111,600
                                                                     _________

          All rent shall be paid in advance on the 1st day of each calendar month during the term. If the term begins on a day other than the 1st day of a calendar month, the rent for the period from the beginning date to the 1st day of the first full calendar month of the term shall be prorated at the aforesaid monthly rate and shall be payable on the date the term begins.
Rent shall be paid to Landlord at FRP Development Corp., 34 Loveron
Circle, Suite 100, Sparks, Maryland 21152, or to such address as Landlord may from time to time notify Tenant, without prior demand, and without abatement, deduction, or setoff except as set forth in this Lease.

          Whenever, under the terms of this Lease, any sum of money is required to be paid by Tenant in addition to the rent herein reserved, whether or not such sum is designated as "additional rent", it shall, nevertheless, be deemed to be additional rent and shall be collectible as rent.

          If any installment of rent or an other sum payable hereunder is not postmarked or received by Landlord within ten (10) days of the due date, the rent and other sum shall be accompanied by a late charge of ten percent (10%) of the total due.

     5.   Security Deposit.
          -----------------

          A security deposit of Seven Thousand Four Hundred Fourteen Dollars ($7,414.00) was paid to Landlord upon execution of the prior lease dated January 1, 1990, the receipt of which is hereby acknowledged by Landlord.
The deposit shall be held, without interest, as security for the payment of rent and other sums payable by Tenant under this Lease, and the faithful performance of all other terms, covenants and conditions of this Lease. The deposit shall be repaid to Tenant at the expiration of the term, provided Tenant shall have made all payments and performed all covenants and agreements. Upon default by Tenant hereunder, all or part of the deposit may, at Landlord's option, be applied on account of the default, and thereafter Tenant shall promptly restore the deposit to the amount stated above. Landlord may commingle the deposit with other funds of Landlord and Tenant waives the benefit of any provision of law requiring the deposit to be held in escrow or in trust, and the deposit shall be deemed to be the property of Landlord.

     6.   Use.
          ----

          The Premises shall be used and occupied by Tenant solely for label manufacturing and other related printing graphic arts process and R&D equipment repair, and office uses incidental thereto, and for no other use or purpose unless formally requested by Tenant in written form and approved by Landlord. Landlord approval of Tenant's intended other uses of Premises shall not be unreasonably withheld.

     7.   Utilities.
          ----------

          Landlord shall furnish gas, electricity, water and sewer service to the Premises. If the Premises are separately metered, Tenant shall arrange to have service in its name and pay promptly, when due, the utility companies' charges. If the Premises are not separately metered, Tenant shall pay Landlord, when billed, its proportionate share of charges for electricity, gas, gas metering, sprinkler alarms, sprinkler system service and maintenance agreements, water and sewer service. Tenant shall, at its expense, obtain telephone, security and other services required in connection with its use of the Premises.

          Landlord reserves the right to install and maintain pipes, conduits, wires and ducts in and through the Premises to serve other parts of The Building. Landlord also reserves the exclusive right to use the roof of the Premises, the air space thereabove, and the rear and side walls for support and other purposes, provided, Landlord exercises due diligence to avoid interference with Tenant's use or enjoyment of the Premises whenever reasonably possible.

     8.   Repairs and Maintenance.
          ------------------------

          Landlord shall, at its expense, maintain the exterior walls and roof of the Premises. Tenant shall promptly notify Landlord if any damage to or the necessity of repairs to the roof or exterior walls. Tenant shall, at its expense, maintain the interior of the Premises, and all doors, loading docks and leveling equipment, if any, the windows and glass, and the systems, machinery and equipment, including plumbing, electrical, heating and ventilating and air conditioning, and promptly make all necessary repairs and replacements. At the beginning of the term, upon completion of product manufacturer warranties, Tenant shall, at its expense, obtain and keep in full force and effect throughout the term, maintenance contracts for the heating and air conditioning systems and equipment with contractors acceptable to Landlord. Copies of the contracts shall be given to Landlord at the beginning of the term, and copies of renewals on replacements shall be given to Landlord prior to expiration of prior maintenance contract terms. Tenant shall provide its own janitorial services, including window cleaning and light bulb, tube and starter replacement, and shall keep all trash in closed containers and arrange for periodic removal thereof. Tenant's trash containers or dumpster shall be placed at a location designated by Landlord. Tenant shall also keep the walkways, loading docks and ramps adjacent to the Premises free of litter, ice and snow. In addition, Tenant shall, at its expense, throughout the term, maintain a contract with an extermination service, acceptable to Landlord to provide monthly service to control rodents and other pests in the Premises. If Tenant fails to maintain the required contracts, Landlord may arrange for the contracts, at Tenant's expense.

          Landlord shall maintain the sprinkler system and the storm water management facilities for The Building and the parking, walking, driveway and other common areas and facilities in good condition and repair, reasonably free of ice, snow and litter. Additionally, Landlord shall provide adequate lighting and, if necessary, security for these areas. Landlord reserves the right, from time to time, to change the location, layout and arrangement of the common areas. Tenant shall pay to Landlord its pro-rata share of operating costs and expenses incurred in operating and maintaining the facilities and common areas. Operating cost and expense shall include, without limitation, gardening and landscaping, premiums for public liability and property damage insurance, repairs, line painting, lighting, sanitary control, sprinkler system maintenance and repair, removal of snow, trash, rubbish, garbage and other refuse, the cost of personnel and 20% of all the foregoing for administrative and overhead costs. The parties hereby agree that Tenant's pro-rata share of operating costs and expenses is 18.0%.

          Actual operating costs and expenses shall be determined by Landlord and billed no less often than quarterly for such fiscal year as Landlord may adopt for such purpose. Payments shall be made promptly by Tenant upon receipt of remittance request from Landlord.

     9.   Real Estate Taxes.
          ------------------

          Tenant shall pay to Landlord, promptly upon demand, proportionate share of any increases in real estate taxes, assessments and other governmental charges levied against The Building in excess of the taxes, assessments and other charges payable for the tax year in which the term begins. Tenant's proportionate share shall be computed by multiplying any increase by a fraction, the numerator of which shall be the square footage of the Premises and the denominator of which shall be the square footage of all buildings in the bill which includes the Premises. Tenant shall pay all real estate or other taxes attributable to improvements to the Premises made by Tenant. Tenant's obligation to pay taxes and other charges shall be apportioned with respect to the tax year in which the term ends, proportionately as the number of days in the term during such tax year bears to 365.

     10.  Alterations.
          ------------

          Tenant shall not make any alterations, additions or modifications to the Premises, or place any signs thereon, without the prior written consent of Landlord which will not be unreasonably withheld. Prior to making any approved alteration, modification or addition Tenant shall, at its expense, obtain all necessary permits from appropriate governmental authorities and, upon completion, furnish to Landlord an "as-built" drawing of the alteration, addition or modification. All additions, alterations and modifications made by Tenant shall be the property of Landlord. Tenant shall, however, upon the request of Landlord given to Tenant at least thirty
(30) days prior to the expiration or termination of the term, remove any alterations, additions or modifications made by it and restore the Premises to the condition which existed at the beginning of the term.

          Tenant shall not permit the Premises or The Building to be subjected to any mechanics or other liens, and if any lien attaches, Tenant shall promptly discharge the same by payment, bond or otherwise, and Tenant shall, at its expense, defend any proceeding for the enforcement of any lien, discharge any judgement thereon and save Landlord harmless from all costs and expenses resulting therefrom, including reasonable counsel fees and other expenses incurred by Landlord, if it elects to defend or participate in the defense of such proceedings.

     11.  Compliance with Laws and Regulations.
          -------------------------------------

          Tenant shall promptly comply with all laws, rules, regulations, requirements and recommendations of governmental bodies and public authorities, fire insurance rating organizations and insurers, pertaining to the Premises and the use and occupancy thereof. Tenant shall not do or suffer to be done, or keep or suffer to be kept anything in or about the Premises which will contravene any insurance which Landlord carries with respect to The Property. No hazardous materials or toxic substances shall be stored, kept in or about the Premises or discharged from the Premises except in strict accordance and compliance with federal, state and local regulations and guidelines for the use, handling treatment and discharge of said substances. No activity may be carried on in the Premises which would produce any waste materials that are considered or classified as hazardous or toxic under any federal, State and local laws, ordinances, rules or regulations beyond the scope of operations as set forth in Section 6 above unless permission is formally requested from Landlord by Tenant in writing and Landlord grants approval to Tenant to commence said activities. Tenant must adhere to all federal, state and local laws, permitting requirements, ordinances, rules and regulations pertaining to such activities to ensure Landlord's approval is not unreasonably withheld or withdrawn.

     12.  Inspection by Landlord.
          -----------------------

          Landlord, its agents, authorized representatives and designees, without prior notice, may enter the Premises during normal business hours to perform environmental inspections or emergency repairs. All emergency work shall be performed so that whenever reasonably possible the Tenant's business activities will not be impeded. Landlord may, upon twenty-four
(24) hours advance written notice, enter the Premises for the purposes of viewing or inspecting same, showing the Premises to prospective tenants, showing it to prospective purchasers and mortgagees, post "For Sale" and/or "For Rent" signs on the Premises, or to perform any routine work therein.

     13.  Indemnification:  Liability Insurance.
          --------------------------------------

          Tenant shall defend, indemnify and save Landlord harmless from and against any and all claims, actions, demands, damages, liability and expenses (including reasonable counsel fees) for damage to property and injury or death of persons, which is caused by or arises out of or in connection with the Premises and the use or occupancy thereof, or any act or omission of Tenant, its agents, employees, invitees or contractors, or out of a breach by Tenant of any term, covenant or condition of this Lease to be performed or observed by Tenant, unless caused by Landlord negligence or caused by Landlord breach of any term, covenant or condition of this Lease.

          Tenant shall, at its expense, maintain comprehensive general public liability insurance covering personal injury and property damage occurring on the Premises and its appurtenances, which insurance shall list Tenant as the named insured and shall list Landlord as an additional insured, and shall include contractual indemnity coverage for Tenant's liability hereunder.
This insurance shall be written with companies acceptable to Landlord and have liability limits of at least Three Million Dollars ($3,000,000), combined single limit coverage, on an occurrence basis. Certificates evidencing the required coverage shall be issued to Landlord and shall provide that the coverage shall not be modified or cancelled without at least thirty (30) days' prior written notice to Landlord. Insurance companies maintaining insurance coverage for tenants shall be notified by tenant in writing to disclose to Landlord any changes, revisions or cancellation in insurance occurring during the lease term specified in this lease.

     14.  Casualty Insurance; Damage or Destruction.
          ------------------------------------------

          Landlord shall maintain all risks insurance on the Center for the full replacement cost thereof. Tenant shall pay to Landlord, promptly upon demand, its proportionate share of increases in the premiums for this insurance over the premiums for the year in which the term begins, proportionately as the square footage of the Premise bears to the total square footage of all buildings covered by the insurance.

          Tenant shall, at its expense, maintain at least standard fire and extended coverage, vandalism, malicious mischief, and sprinkler damage insurance on its trade fixtures, equipment, and other personal property in the Premises, existing Landlord-provided improvements to the Premises, on the leasehold improvements to the Premises and all other improvements provided by the Tenant or Landlord to the Premises hereafter for their full replacement value, containing a waiver of subrogation for the benefit of Landlord. Landlord shall not be liable to Tenant for any damage to any property of Tenant from any cause, unless it is due to Landlord's negligence and the damage is caused by an occurrence which is not an insured hazard under insurance required of Tenant herein. Certificates evidencing the insurance required hereby, naming Landlord as an additional insured, shall be delivered to Landlord at the beginning of the term, and at the time of renewal or replacement.

          If the Premises, or any part of The Building, is damaged or destroyed by fire or other casualty, Tenant shall give notice thereto to Landlord and Landlord shall, at its option, either (i) repair, restore, rebuild and replace the damaged or destroyed part, and complete the same within ninety (90) days, subject to delays beyond its reasonable control, to the condition they were in prior to the damage or destruction, except for changes in design or materials as may then be required by law or prudent under the circumstances; or (ii) if the Premises or the building in which it is located is damaged or destroyed so as to render it wholly or substantially untenable, terminate this Lease by written notice to Tenant within thirty
(30) days of the date of the casualty.

          If Landlord elects to repair and restore, there shall be an abatement of rent and additional rent during the restoration term. If Landlord terminates this Lease as above provided, rent and additional rent shall be paid through the date of the casualty.

     15.  Eminent Domain.
          ---------------

          If the Premises, or any part thereof, is condemned under the power of eminent domain, or sold by Landlord to a condemning authority under threat of condemnation, this Lease shall terminate as to the part condemning authority, whichever is first.

          If any condemning authority notifies Landlord of a proposed condemnation of any part of the Premises, Landlord shall give Tenant written notice of the proposed condemnation together with whatever plans, plats and data are furnished to Landlord by the condemnor concerning the extent of the proposed condemnation. Tenant shall have fifteen (15) days after the date of such notice in which to elect to cancel this Lease effective upon consummation of the condemnation. If Tenant gives Landlord written notice of such election within fifteen (15) days, and if the proposed condemnation is consummated, this Lease shall terminate entirely on the same date that this Lease terminates as to the condemned portion of the Premises. If the Tenant does not make a timely election to cancel this Lease, and the condemnation is consummated, then Tenant shall restore the remaining Premises as a complete architectural unit; and the rent shall thereafter be reduced proportionately to the reduction in the area of the Premises.

          In the event of a condemnation, the entire award shall belong to Landlord and

Tenant shall not be entitled to share in any part of the condemnation award (including consequential damages). Tenant, shall, however, be entitled to retain any separate award obtained from the condemning authority for moving and relocation expenses and loss of trade fixtures, equipment and other personal property, to the extent compensable without diminution of Landlord's award.

     16. Default.
         --------

          (a) Each of the following shall be deemed a default by Tenant and a breach of this Lease.

                  (i) The filing of a petition by or against Tenant for adjudication as a bankrupt under the Bankruptcy Code, as now or hereafter amended or supplemented, or for a reorganization within the meaning of the Bankruptcy Code, or for an arrangement within the meaning of the Bankruptcy Code, or the commencement of any action or proceeding for the dissolution or liquidation of Tenant, whether instituted by or against Tenant, or for the appointment of a receiver or trustee of the property of Tenant;

                 (ii) The making by Tenant of an assignment for the benefit of creditors.

                (iii) The filing of a tax lien against Tenant's estate in the Premises.

                 (iv) Failure of Tenant to pay, within twenty (20) days of the due date, the rent herein reserved, or any other sum payable by Tenant; and

                  (v) A default by Tenant in the performance of any other term, covenant, agreement or condition of this Lease on the part of Tenant to be performed for a period of thirty (30) days after written notice thereof, unless such performance shall reasonably require a longer period in which case Tenant shall not be deemed in default if Tenant commences the required performance promptly and thereafter pursues and completes such action diligently and expeditiously.

          (b) In the event of a default of the nature set forth above, Landlord may, at any time thereafter, at its election, terminate this Lease and Tenant's right to possession of the Premises, take possession of the Premises, and remove Tenant, any occupants and any property therefrom, without being guilty of or liable for trespass and without relinquishing any rights of Landlord against Tenant.

          (c) If this Lease is terminated pursuant to the above, Tenant shall be liable to Landlord for rent and additional rent to the date of termination, and for liquidated damages to be calculated and payable as follows:

               the monthly rent and additional rent payable by Tenant hereunder, which shall be payable when due, less the rent, if any, received by Landlord from others to whom the Premises may be rented on such terms and conditions and at such rentals as Landlord, in its sole discretion, shall deem proper. In no event shall Tenant be entitled to excess rent, if any, that Landlord may receive from any substitute tenant.

          (d) The failure by Landlord to insist upon the performance of any term, covenant or condition of this Lease or to exercise any right or remedy consequent upon an unremedied breach thereof, or the acceptance of full or partial rent during the continuance of any unremedied breach, shall not constitute a waiver of the performance of such term, covenant or condition. No term, covenant or condition of this Lease to be performed or complied with by Tenant, and no unremedied breach thereof, shall be deemed waived, altered or modified except by a written instrument executed by Landlord. The waiver of any breach shall not affect or alter this Lease, but each and every term, covenant and condition shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

          (e) In addition to the above, if Tenant defaults in the performance or observance of any term, covenant or condition to be performed under this Lease, Landlord may take any necessary action to rectify the default on Tenant's behalf. All money advanced and costs and expenses incurred by Landlord in rectifying default, together with interest thereon at the rate of twelve percent (12%) per annum, shall be repaid by Tenant to Landlord promptly upon demand.

          (f) Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for herein or now or hereafter existing at law, in equity, or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease, or now or hereafter existing at law, in equity, or by statute or otherwise, shall not be construed as an election of remedies so as to preclude the simultaneous or later exercise of any other right or remedy for such breach. If Landlord obtains a judgement against Tenant arising out of any default by Tenant under this Lease, then Tenant shall pay Landlord attorney's fees and other expenses incurred by Landlord in connection therewith.

     17. Quiet Enjoyment Estoppel; Subordination.
         ----------------------------------------

          Landlord covenants and agrees that Tenant, upon paying the rent and all other charges provided for herein, and observing and keeping the terms, covenants and conditions of this Lease on its part to be kept and performed, shall lawfully and quietly hold, occupy and enjoy the Premises during the term of this Lease, free from any interference by Landlord or anyone claiming by, through or under Landlord.

          Upon request, Tenant shall promptly deliver to Landlord within ten
     (10) days a signed and acknowledged statement setting forth:

          (i) that this Lease unmodified, in full force and effect, free of existing defaults and free of defenses against enforceability (or if there have been modifications or defaults or if it claims defenses against enforcement, then stating the modifications, defaults and/or defenses);

          (ii) the date to which rent and other charges have been paid, and the amount of any advance rentals paid;

          (iii) the beginning and ending dates of the term;

          (iv) that there are no outstanding claims (or if there are any claims, then stating the nature and amount of the claim); and

          (v) the status of any other obligation of either party under or with respect to this Lease or the Premises.

          This Lease shall be subject and subordinate to the lien of any mortgage or deed of trust now existing hereafter placed upon The Building and to any extensions, modifications or amendments thereto, without the necessity of Tenant executing any instrument other than this Lease. If, however, the holder of any mortgage or deed of trust desires to confirm the effect of this provision, Tenant shall execute an attornment or subordination agreement in form satisfactory to the holder immediately upon request (see Exhibit "B", attached hereto).

     18.  Assignment.
          -----------

     Tenant shall not assign this Lease or sublet the Premises in whole or in part, without the prior written consent of Landlord, which consent may not be unreasonably withheld. If Landlord consents to an assignment or sublease, Tenant shall not be released of any of Tenant's obligations hereunder, and in addition to any other consideration that may pass between the parties in connection therewith, Tenant and any assignee or sublessee shall be deemed to have covenanted not to make any further assignment or sublease without Landlord's prior written consent. In the event of any assignment or subletting, Landlord shall be entitled, and Tenant hereby assigns unto Landlord, all sums payable by an assignee or sublessee, either as rent, additional rent or other charge, in excess of the rent and additional rent payable by Tenant hereunder less any reasonable commissions and fees arising from the subletting or assignment of the premises to the extent said commissions and fees offset excess rents only.

     19. Applicable Law.
         ---------------

     This Lease shall be construed under the laws of the State of Maryland. The parties acknowledge that this Lease has been drafted, negotiated, delivered and consummated in the State of Maryland. Tenant consents to suit in the State and Federal Courts of the State of Maryland on or with respect to the Premises and this Lease. Tenant hereby waives any objection to the venue of any action filed in any State or Federal Court of Maryland, and waives any claim of forum non conveniens or for transfer of any action to any other court. Service of Process may be made upon Tenant in any action on or with respect to the Premises, or this Lease, by sending such process to Tenant in the manner and to the address to which notices are sent under
Section 20 hereof. Nothing herein shall be deemed to preclude Landlord from obtaining Service of Process upon Tenant in any other manner permitted by the laws and rules of Court of the State and Federal Courts of Maryland.

     Landlord and Tenant hereby mutually waive trial by jury in any action, proceedings or counterclaim brought by either against the other with regard to any matter arising out of or in any way connected with this Lease, Tenant's use and occupancy of the Premises, or the relationship of Landlord and Tenant. Tenant waives any and all rights of redemption granted by or under any present or future law if Tenant is evicted or dispossessed of the Premises by order of court for any cause, or if Landlord obtains possession of the Premises by reason of the violation by Tenant of any of the terms, covenants or conditions of this Lease.

     20. Notices.
         --------

     All notices, requests, demands or other communications with respect to this Lease and the Premises, shall be in writing and shall be deemed to have been duly given when mailed, postage prepaid, United States registered or certified mail or hand delivered, or sent by Federal Express, or other courier service, with signed receipt.

    (a) If to Landlord, FRP Development Corp., 34 Loveton Circle, Suite 100, Sparks, Maryland 21152, or at such other address as Landlord may furnish to Tenant for this purpose.

    (b) If to Tenant, Mr. Andrew Farquharson, President, Short Run Labels, Inc., 1681 Industrial Road, San Carlos, CA, 94070, and Mr. Thomas Cobery, President, Label Art, Inc. 1 Riverside Way, Wilton, NH 03086 or at such other addresses as Tenant may furnish to Landlord for this purpose.

     21. Tenant Financial Statements.
         ----------------------------

     If requested by Landlord, Tenant shall furnish to Landlord a copy of Tenant's most recent year-end financial statements including income statements, balance sheets and statements of cashflows. In addition, upon Landlord's request, Tenant shall furnish Tenant's interim financial statements, budgets, income projections and additional proformas where applicable to Landlord. Landlord is obligated to keep said financial data confidential and is not permitted to allow third party access to Tenant financial statements except in the case of requests from potential mortgagees.

     22.  Brokerage.
          ----------

     Tenant represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with the Lease, except for Carey Winston and hereby indemnifies and holds Landlord harmless from all liabilities arising out of any claimed brokerage commissions or finder's fees (including, without limitation, the cost of counsel fees in connection therewith). Landlord is responsible for the payment of all brokerage fees due to Carey Winston.

     23. Successors and Assigns.
         -----------------------

     Except as herein otherwise provided, this Lease Agreement and the terms, covenants and conditions hereof, shall inure to the benefit of, apply to, and be binding upon the parties and their successors and assigns. If Landlord transfers its estate in the Premises, or if Landlord further leases the Premises subject to this Lease, Landlord shall thereafter be relieved of all obligations of Landlord expressed in this Lease or implied by law.

     If the Tenant obtains a money judgement against Landlord or Landlord's successors or assigns under any provisions of, or with respect to this Lease or on account of any matter, parties under this Lease, Tenant's occupancy of the Premises or Landlord's ownership of the Premises, Tenant shall be entitled to have execution upon such judgement only upon Landlord's estate and not out of any other assets of Landlord, or its successors or assigns; and Landlord shall be entitled to have any judgement so qualified to constitute a lien only on said estate.

     24.  Surrender of the Premises.
          --------------------------

     At the expiration of the tenancy hereby created, or upon any re-entry by Landlord pursuant to this Lease, Tenant shall, without notice to quit which Tenant hereby waives, surrender the Premises in the same condition as the Premises were at the beginning of the lease term herein, reasonable wear and tear excepted, and shall deliver all keys for the Premises to Landlord at the place then fixed for payment of rent, and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises. Tenant shall remove all of its trade fixtures and other personal property, and any alterations, additions or improvements which Landlord requires to be removed, before surrendering the Premises, and shall repair any damage caused by removal. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease.

     If Tenant remains in possession of the Premises after the expiration of the term without execution of a new Lease, or a renewal or extension in writing, Tenant shall be liable for all damages that Landlord may sustain by virtue thereof, including but not limited to, any amount for which Landlord may be liable under, or as the result of, any lease entered into by Landlord for a term beginning at or after the expiration of the term. If, and while Tenant is holding over, it shall continue to be subject to and shall perform all of the conditions, provisions, and obligations of this Lease except that Tenant shall pay Landlord rent at an amount equal to one hundred twenty-eight percent (128%) of the rent provided to be paid hereunder immediately prior to the expiration of the lease term herein, and Tenant shall continue to be a tenant until its tenancy shall be terminated by Landlord, or until Tenant shall have given Landlord written notice of at least one (1) full calendar month of its intention to terminate the tenancy. Nothing contained in this Lease, however, shall be construed as a consent by Landlord to the occupancy or possession of the Premises by Tenant after the expiration of the term, and Landlord, upon termination, shall be entitled to the benefit of all public general or public local laws or ordinances relating to the recovery of possession of lands and tenements held over by tenants, that may now be in force or hereafter enacted.

     25. Renewal Option.
         ---------------

     If the Tenant is not in default under this Lease or any of the provisions hereof, Tenant may extend the term of this Lease for one (1) successive period of five (5) years by notifying Landlord of intent to renew Lease at least one hundred twenty (120) days prior to completion of the original lease term. Such rental shall be under the same terms and conditions set forth within this Lease except that the annual rental for the succeeding lease term shall be adjusted by multiplying the greater of the annual rent in the fifth year of the original lease term or the average yearly rent over the entire original lease term by 121.67%. Annual rent over the renewal term shall be payable in advance in equal monthly installments subject to the same penalties and conditions set forth for rents due during the original Lease period.

    This Lease contains the final agreement between the parties. Landlord shall not have any obligation not expressly set forth herein; and neither Landlord nor Tenant shall be bound by any problems or representations prior to the date hereof which are not expressly set forth herein.

     IN WITNESS WHEREOF, the parties have executed this Lease Agreement as of the day and year first above written.




WITNESS:                                  LANDLORD: FRP DEVELOPMENT CORP


/s/ ILLEGIBLE SIGNATURE                   /s/ DAVID H. DEVILLIERS
- -----------------------                   ------------------------------------
                                          David H. deVilliers, Jr., President


WITNESS:                                  TENANT: SHORT RUN LABELS, INC.


/s/ ILLEGIBLE SIGNATURE                   /s/ THOMAS J. COBERY
- -----------------------                   ------------------------------------
Short Run Labels, Inc                     Thomas J. Cobery, Chairman


                                          Evelyn B. Dudley
                                          Notary Public
                                          My commission expires
                                          November 26, 1995

                                   EXHIBIT A
                                   ---------

                                   SITE PLAN
                                   ---------